Exhibit 99.1

3M to Acquire Acelity Inc.

Acquisition Expands Presence in Advanced and Surgical Wound Care

ST. PAUL, Minn. - 3M (NYSE: MMM) today announced that it has entered into a definitive agreement to acquire Acelity Inc. and its KCI subsidiaries worldwide from a consortium comprised of funds advised by Apax Partners (the Apax Funds), together with controlled affiliates of Canada Pension Plan Investment Board (CPPIB) and the Public Sector Pension Investment Board (PSP Investments) for a total enterprise value of approximately $6.7 billion, including assumption of debt, subject to closing and other adjustments. Acelity is a leading global medical technology company focused on advanced wound care and specialty surgical applications marketed under the KCI brand. 3M will conduct an investor teleconference at 8:30 a.m. EDT today to discuss how the acquisition is expected to expand its presence in advanced and surgical wound care.

“Acelity is a recognized leading provider of advanced wound care technologies and solutions and an excellent complement to our Health Care business,” said Mike Roman, 3M chief executive officer. “This acquisition bolsters our Medical Solutions business and supports our growth strategy to offer comprehensive advanced and surgical wound care solutions to improve outcomes and enhance the patient and provider experience.”

“We are excited to bring Acelity’s technologies and dedicated employees to our team,” Roman continued. “Together, we will apply 3M science to bring differentiated offerings to key wound and operative care solutions worldwide.”

The Acelity business is well known for creating and growing new segments based on the ability to identify and address unmet clinical needs with KCI-branded products that advance the practice of medicine, beginning with the introduction of V.A.C.® Therapy - groundbreaking Negative Pressure Wound Therapy. Today, the KCI product offering also includes advanced wound dressings and negative pressure surgical incision management systems. KCI’s solutions contribute to better health outcomes by enhancing wound healing. Acelity had 2018 revenues of $1.5 billion.

3M’s Medical Solutions business is focused on applying 3M science to deliver safe and effective solutions that improve clinical outcomes and healthcare economics. 3M Medical Solutions offers a range of integrated products that include medical tapes, advanced and acute wound care dressings and products, sterilization products, and patient warming products that get deployed in impactful solutions. These solutions cross the entire continuum of care, enabling better outcomes, improving the patient experience, and delivering strong economic value in today’s value-based care environment.

On a GAAP reported basis, 3M estimates the acquisition to be $0.35 dilutive to earnings per share in the first 12 months following completion of the transaction, including financing costs. Excluding purchase accounting adjustments and anticipated one-time expenses related to the transaction and integration, 3M estimates the acquisition to be $0.25 accretive to earnings per share over the same period.

The effective enterprise value multiple is approximately 11 times estimated annual adjusted EBITDA for the first 12 months following completion of the transaction, including expected run rate cost synergies.

As a result of this announcement, 3M now expects full-year 2019 share repurchases to be in the range of $1.0 billion to $1.5 billion versus $2.0 billion to $4.0 billion previously.

The transaction is expected to close in the second half of 2019, subject to customary closing conditions and regulatory approvals. 3M will finance the transaction with a combination of available cash and proceeds from the issuance of new debt.

Credit Suisse acted as financial advisor to 3M. Cleary Gottlieb Steen & Hamilton LLP acted as legal counsel to 3M.

V.A.C.® Therapy is a registered trademark of KCI.

3M will conduct an investor teleconference at 8:30 a.m. EDT (7:30 a.m. CDT) today. Investors can access this conference via the following:

•               Live webcast at http://investors.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21923086). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on May 7, 2019.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: risks associated with the contemplated transactions generally, such as the inability to obtain, delays in obtaining, or the imposition of burdensome conditions imposed in connection with obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the outcome of any legal proceedings that may be instituted following announcement of the contemplated transactions; potential severe volatility in the capital markets and the impact on the cost to 3M to obtain debt financing as may be necessary to consummate the transactions; failure to retain key management and employees of Acelity and its subsidiaries; issues or delays in the successful integration of Acelity’s operations with those of 3M, including incurring or experiencing unanticipated costs and/or delays or difficulties, which could result in additional demands on 3M’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; difficulties or delays in the successful transition from the information technology systems of Acelity to those of 3M as well as risks associated with other integration or transition of the operations, systems and personnel of Acelity; failure or inability to implement growth strategies in a timely manner; unfavorable reactions to the contemplated transactions from customers, competitors, suppliers and employees; the possibility that certain assumptions with respect to Acelity’s business or the contemplated transactions could prove to be inaccurate; worldwide economic, political, regulatory, capital markets, and other external conditions and other factors beyond 3M’s control, including natural and other disasters or climate change affecting the operations of 3M or its customers and suppliers; 3M’s credit ratings and its cost of capital; changes in tax and other laws, regulations, rates and policies; competitive conditions and customer preferences; foreign currency exchange rates and fluctuations in those rates; the timing and market acceptance of new product offerings; the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; operational execution, including scenarios where 3M generates fewer productivity improvements than estimated; unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to 3M’s information technology infrastructure; financial market risks that may affect 3M’s funding obligations under defined benefit pension and postretirement plans; and legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in 3M’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. 3M assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $33 billion in sales, our 93,000 employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

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or

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